Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Top Wealth Group Holding Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.009 per share	(1)	457(o)		$	$7,000,000.00	0.0001381	$966.70
Fees to be Paid	Other	Series A Class A Warrants	(2)	Other			0.00	0.0001381	0.00
Fees to be Paid	Other	Series B Class A Warrants	(3)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares underlying Series A Class A Warrants	(4)	457(o)			7,000,000.00	0.0001381	966.70
Fees to be Paid	Equity	Class A Ordinary Shares underlying Series B Class A Warrants	(5)	457(o)		$	$7,000,000.00	0.0001381	$966.70

Total Offering Amounts:							$21,000,000.00		2,900.10
Total Fees Previously Paid:									2,368.27
Total Fee Offsets:									0.00
Net Fee Due:									$531.83

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Offering Note(s)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Class A Ordinary Shares issuable upon exercise of the warrants.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Class A Ordinary Shares issuable upon exercise of the warrants.
(4)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.